UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2019

WESTERN DIGITAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 Great Oaks Parkway San Jose, California	95119
(Address of Principal Executive Offices)	(Zip Code)

(408) 717-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value Per Share	WDC	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Technology Leadership Transition

Martin R. Fink, Executive Vice President and Chief Technology Officer of Western Digital Corporation (the “Company”), will be transitioning to retirement and moving to an advisory role with the Company in September 2019.

On August 7, 2019, the Company appointed Dr. Srinivasan Sivaram, the Company’s Executive Vice President, Silicon Technology & Manufacturing, to the newly created role of President, Technology and Strategy, effective immediately. In this expanded strategic role, Dr. Sivaram will oversee the Company’s key technology initiatives and corporate strategy. For biographical information regarding Dr. Sivaram, see the Company’s definitive proxy statement for the 2018 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on September 28, 2018.

In connection with his appointment as President, Technology and Strategy, Dr. Sivaram’s annual base salary was increased from $625,000 to $700,000, effective July 29, 2019.

Appointment of Vice President, Global Accounting and Chief Accounting Officer

On August 7, 2019, the Company appointed Gene M. Zamiska to the position of Vice President, Global Accounting and Chief Accounting Officer, effective August 30, 2019. In this position, Mr. Zamiska will serve as the Company’s principal accounting officer. He will join the Company on August 12, 2019 to begin his transition into the Chief Accounting Officer role.

Mr. Zamiska, 57, served as senior vice president, finance, and chief accounting officer of Electronics for Imaging, a digital printing technology company, from March 2018 to August 2019. Prior to that, he served as senior vice president, finance, corporate controller and chief accountant of Verifone, an electronic payment transactions company, from October 2015 to February 2018. Prior to Verifone, Mr. Zamiska served as finance consultant and interim corporate controller of Pulse Secure, a network security company, from November 2014 to September 2015. Previously, Mr. Zamiska served with Juniper Networks, a networking technology company, from December 2007 to November 2014 as vice president, corporate finance and as vice president, finance, corporate controller and principal accounting officer. He also served with Hewlett-Packard Company from 1989 to 2007 in various finance leadership roles, after beginning his career as an auditor at Arthur Anderson from 1983 to 1989. Mr. Zamiska holds a Bachelor of Science in Accounting from University of Illinois, Champaign-Urbana.

In connection with his appointment as Vice President, Global Accounting and Chief Accounting Officer, Mr. Zamiska will receive an annual base salary of $360,000 and a target annual bonus opportunity under the Company’s short-term incentive plan of 65% of annual base salary. Mr. Zamiska will also receive a signing bonus of $100,000, payable within four weeks of August 12, 2019, subject to a one-year clawback period. In addition, on August 12, 2019, Mr. Zamiska will receive a restricted stock unit award with a grant date fair value of $840,000 (with the number of units subject to the award to be determined based on the closing stock price of the Company’s common stock as of the grant date), granted under the Company’s 2017 Performance Incentive Plan. The restricted stock unit award will vest, subject to Mr. Zamiska’s continued employment, in substantially equal annual installments on each of the next four anniversaries of the grant date.

There are no arrangements or understandings between Mr. Zamiska and any other person pursuant to which Mr. Zamiska was appointed to serve as Vice President, Global Accounting and Chief Accounting Officer of the Company. There are no family relationships between Mr. Zamiska and any director or executive officer of the Company, and Mr. Zamiska has no direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation
(Registrant)

By:	/s/ Michael C. Ray
Michael C. Ray
Executive Vice President, Chief Legal Officer
and Secretary

Date: August 8, 2019